UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2022

Mondee Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd. Suite 315 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(650) 646-3320

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND	The Nasdaq Stock Market LLC

Warrants to purchase Class A common stock	MONDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Subscription Agreement

On September 29, 2022, Mondee Holdings, Inc. (the “Company”) completed a private placement of the Company’s newly designated Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), and warrants (the “Warrants”) to purchase shares of the Company’s Class A Common Stock, par value $0.0001 (“Common Stock” and collectively, the “Financing Transaction”), pursuant to the terms of those certain Subscription Agreements, dated September 29, 2022 (the “Subscription Agreements”), by and between the Company and certain investors (each individually, a “Subscriber,” and collectively, the “Subscribers”) thereto, that certain Registration Rights Agreement, dated September 29, 2022 (the “Registration Rights Agreement”), by and between the Company and the Subscribers, and that certain Warrant Agreement, dated September 29, 2022 (the “Warrant Agreement”) by and between the Company and Continental Stock Transfer & Trust Company.

In accordance with the terms and conditions of the Subscription Agreement, the Company sold to the Subscribers 85,000 shares of Preferred Stock at a purchase price of $1,000 per share (the “Stated Value”), together with Warrants to purchase 1,275,000 shares of Common Stock (the “Warrant Shares”).

In connection with the Financing Transaction, the Company received gross proceeds of $85 million, before deducting transaction expenses. AXIA Capital Markets served as sole placement agent for the Financing Transaction and will receive a fee equal to $1 million plus reimbursement of fees and expenses not to exceed $25,000.

The Subscription Agreement contains representations and warranties by the Company and the Subscribers and covenants of the Company and the Subscribers (including indemnification from the Company in the event of breaches of its representations and warranties) and other rights, obligations and restrictions, which the Company believes are customary for transactions of this type.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement to cover the resale of the Warrants and Warrant Shares within 30 calendar days following the closing of the Financing Transaction and use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 90 days following the closing of the Financing Transaction (or 120 days if the Company is notified by the Securities and Exchange Commission that the registration statement will be reviewed) and (ii) the 10th business day after the Company is notified by the Securities and Exchange Commission that the registration statement will not be reviewed or will not be subject to further review. The Registration Rights Agreement further provides that the Subscribers will be entitled to certain customary “piggyback” registration rights and contains additional customary covenants between the Company and the Subscribers.

Certificate of Designation

In connection with the Financing Transaction, on September 29, 2022, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, limitations and restrictions relating to the Preferred Stock. The Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing.

Pursuant to the Certificate of Designation, the Preferred Stock is not convertible into shares of Common Stock of the Company. Holders of the Preferred Stock shall be entitled to receive dividends with respect to each share of Preferred Stock at a rate equal to the Secured Overnight Finance Rate (“SOFR”) plus 7% per annum (which rate increases to SOFR plus 10.50% annum beginning on the second anniversary of the consummation of the Financing Transaction), payable quarterly. The Company, at its option, may redeem for cash all, but not less than all, of the outstanding shares of Preferred Stock at a redemption price determined pursuant to the terms of the Certificate of Designation (the “Redemption Price”). The Company has also granted holders of the Preferred Stock the right to cause the Company to purchase the shares of Preferred Stock any time after the fifth anniversary of the consummation of the Financing Transaction at a price equal to the Stated Value plus accrued and unpaid dividends. In the event a Non-Compliance Event (as defined in the Certificate of Designation) occurs, the Stated Value and the accrued but unpaid dividends shall each accrete by an additional 0.50% each month during the continuance of such Non-Compliance Event.

The Preferred Stock will, with respect to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights, rank: (a) on a parity basis with each other class or series of any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity (“Capital Stock”) of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks on a parity basis with the Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (except as permitted hereby) redemption rights (such Capital Stock, “Parity Stock”); (b) junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (except as permitted hereby) redemption rights (such Capital Stock, “Senior Stock”); and (c) senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with, or senior to, the Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (except as permitted hereby) redemption rights (such Capital Stock, “Junior Stock”).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Preferred Stock shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock issued in accordance with the Certificate of Designation and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Preferred Stock equal to the Redemption Price as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Holders of Preferred Stock shall not have any voting rights except in respect of such matters as set forth in the Certificate of Designation or otherwise required by applicable law. On any matter on which holders of Preferred Stock are entitled to vote, the Holders shall vote separately as a single class with respect to the Preferred Stock, in person or by proxy, at a meeting called for such purpose or by written consent without a meeting. Shares of Preferred Stock held by an Excluded Holder (as defined in the Certificate of Designation) shall not be entitled to vote. The Preferred Stock also have certain protective provisions, such as requiring the vote of a majority of Preferred Stock to change or amend their rights, powers, privileges, limitations and restrictions. So long as the holder of the majority of the Preferred Stock issued on the closing date of the Financing Transaction (the “Majority Preferred Investor”) continues to own at least 50% of the shares of Preferred Stock then outstanding, the Majority Preferred Investor shall have the right to appoint one observer to the Company’s board of directors and any committee thereof, subject to the terms and conditions set forth in the Certificate of Designation.

Warrants

The Warrants issued to the Subscribers under the Subscription Agreements are exercisable from the date of issuance through the five-year anniversary of such date at an exercise price of $11.50 per share, subject to the customary anti-dilution adjustments in the event of certain future equity issuances, future subdivisions (by any stock split, recapitalization or otherwise), combinations or similar events, and certain events of capital reorganization, reclassification, consolidation or merger, or sale of substantially all of the Company’s assets, and subject to price-based adjustment, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, or any rights, warrants or options to subscribe for or purchase any of the foregoing for, Common Stock at a price below the then-applicable exercise price (subject to certain exceptions), or other similar transaction of the Company as set forth in the Warrants. The Warrants also have participation rights on an as-converted basis with respect to certain distributions made by the Company. The Warrants may be exercised for cash in an amount equal to the aggregate exercise price, or in lieu of paying the aggregate exercise price, the holder of the Warrants may elect a cashless exercise in accordance with the terms of the Warrants.

Prior to the issuance of shares of Common Stock upon exercise of the Warrants, the Warrant holder is not entitled to vote or be deemed the holder of shares of Common Stock.

The foregoing descriptions of the Certificate of Designation, the Subscription Agreements, the Registration Rights Agreement and the Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Designation, the Subscription Agreements, the Registration Rights Agreement and the Warrant Agreement, which are filed as Exhibits 3.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the sale and offer of the Preferred Stock and Warrants, the Subscription Agreement, Registration Rights Agreement, and the terms of the Preferred Stock is incorporated herein by reference.

The securities issued to the Subscribers under the Subscription Agreement were issued pursuant to the exemption from the registration requirements of the Securities Act set forth under Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 3.03 Material Modification to Rights of Securityholders

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Certificate of Designation and the terms of the Preferred Stock is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Certificate of Designation and the terms of the Preferred Stock is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 29, 2022, the Company issued a press release announcing the completion of the Financing Transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock
10.1	Form of Subscription Agreement, dated September 29, 2022, by and between the Company and each of the Subscribers
10.2†	Registration Rights Agreement, dated September 29, 2022, by and between the Company and the Subscribers
10.3	Warrant Agreement, dated September 29, 2022, by and between the Company and Continental Stock Transfer & Trust Company
99.1	Press Release dated September 29, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

†	Certain confidential information (indicated by brackets and asterisks) has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: September 30, 2022

	By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula Title: Chief Executive Officer